                                                             EXHIBIT 4(b)
___________________________________________
|             OPTION GRANT                |
|                                         |
|  Participant:_________________________  |
|                                         |
|  Address:_____________________________  |
|                                         |
|          _____________________________  |
|                                         |
|   Option Shares: _____________________  |
|    (Number of Shares of Common Stock)   |
|                                         |
|   Exercise Price per share: $_________  |
|                                         |
|   Date of Option Grant: ______________  |
|                                         |
|   Expiration Date: ___________________  |
|_________________________________________|


                           VIDEO DISPLAY CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT
                              ("Option Agreement")

                                   SECTION I
                                     GRANT

     VIDEO DISPLAY CORPORATION, a Georgia corporation (the "Company") hereby grants to the individual named above (the "Participant") an incentive stock option ("Option") within the meaning of Section 422 of the Internal Revenue Code to purchase the number of shares of common stock, no par value, of the Company (collectively, the "Option Shares") set forth above, on the terms and conditions herein set forth and subject to the provisions of the Video Display Corporation 1996 Stock Option Plan, as amended from time to time (the "Plan"). The exercise price of each such share (or fraction thereof) shall be the Exercise Price set forth above. The Option shall expire on the Expiration Date set forth above, unless sooner terminated as provided in Section III or Section IX of this Option Agreement or as provided in the Plan. Each term used herein shall have the same meaning as provided in the Plan unless herein otherwise provided.

     This Option is granted pursuant to the Plan.

                                   SECTION II
                             EXERCISE OF THE OPTION

     The Option granted hereunder may be exercised at any time and from time to time during the period commencing from the date the Option is granted or the date the Plan is approved by the shareholders of the Company, whichever is later, and continuing until the date the Option expires, provided and only to the extent that this Option has vested and is exercisable as provided hereinafter and in the Plan. To the extent Option Shares do not vest prior to the termination of the Option for any reason, such Option Shares may not be acquired hereunder.

                                  SECTION III
                          EARLY TERMINATION OF OPTION

     The provisions of Sections I and II notwithstanding, this Option may not be exercised in whole or in part following the date of the termination of employment of the Participant, whether by reason of resignation, discharge, retirement, disability, death, or otherwise.

                                   SECTION IV
                               VESTING OF OPTION

     The Option hereby granted shall vest only during the Participant's continuous employment with the Company and/or any Parent and/or Subsidiary, and shall be exercisable by Participant only upon and after such vesting and prior to its termination, in accordance with the following schedule:

   Initial 20% of the Option Shares     Shall vest as of the later of the first
                                        (1st) anniversary of the grant of the
                                        Option or the third (3rd) anniversary of commencement of employment.

   Additional 20% of the Option Shares  Shall vest as of the later of the second
                                        (2nd) anniversary of the grant of the
                                        Option or the third (3rd) anniversary of commencement of employment.

   Additional 20% of the Option Shares  Shall vest as of the third (3rd)
                                        anniversary of the grant of the Option.

   Additional 20% of the Option Shares  Shall vest as of the fourth (4th)
                                        anniversary of the grant of the Option.

   Additional 20% of the Option Shares  Shall vest as of the fifth (5th)
                                        anniversary of the grant of the Option.


                                   SECTION V
                                    TRANSFER

     The Option may not be transferred and may be exercised only by Participant during his lifetime. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise). The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

                                   SECTION VI
                           TOTAL OR PARTIAL EXERCISE

     The portion of the Option which has vested and is exercisable may be exercised either at one time as to the total number of such Option Shares or may be exercised from time to time as to any portion thereof prior to the termination of the Option. Notwithstanding the foregoing, this Option shall not be exercisable with respect to less than twenty percent (20%) of the total Option Shares or all of the remaining Option Shares, whichever is less, in any single exercise of this Option.

                                  SECTION VII
                  NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES

     Subject to the terms and conditions of the Option, the vested portions of the Option may be exercised by written notice to the Company, at its principal office at Video Display Corporation, 1868 Tucker Industrial Drive, Tucker, Georgia 30084, or such other place designated in writing by the Company from time to time to the Participant. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by a certified or bank cashier's check payable to the order of the Company or other consideration approved by the Board of Directors for the full purchase price of the Option Shares in respect of which the Option is being exercised. The certificate or certificates representing the Option Shares shall be issued and delivered by the Company as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the person so exercising the Option and, if the Option shall be exercised by the Participant and the Participant shall so request in the notice exercising the Option, such certificate or certificates shall be registered in the name of Participant and another person jointly, with right of survivorship, and shall be delivered to or on the written order of the person or persons exercising the Option.

                                  SECTION XIII
                        ISSUANCE AND TRANSFER OF SHARES

     This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. The Participant understands that the Company is under no obligation to register, qualify or list the Option Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance. Subject to the further provisions of the Plan, in the event the issuance or transfer of the Option Shares covered by the Option may, in the opinion of counsel to the Company, conflict or be inconsistent with any such laws or any other applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse or to delay the issuance or transfer of such Option Shares.

                                   SECTION IX
                         ADJUSTMENT ON RECAPITALIZATION

     In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock dividend, split-up or other change in the corporate structure or capitalization of the Company affecting the Company's common stock as presently constituted, the Option shall be adjusted, modified or terminated as provided in or pursuant to the provisions of Section VI of the Plan.

                                   SECTION X
                      NOTICE OF DISQUALIFYING DISPOSITION

     In the event the Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to this Option on or before the later of two
(2) years after the date of grant or one (1) year after exercise of the Option with respect to the Option Shares to be sold or disposed, the Participant shall immediately notify the Company in writing of such sale or disposition. The Participant acknowledges and agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from any such early sale or disposition by payment in cash or out of the current wages or other earnings payable to the Participant.

                                   SECTION XI
                                TAX CONSEQUENCES

     Set forth below is a brief summary as of the date of this Option of some of the federal and Georgia tax consequences of exercise of this Option and disposition of the Option Shares. The Company has designated this Option as an incentive stock option. Notwithstanding such designation, an incentive stock option may be treated in whole or in part as a nonqualified stock option for federal and state income tax purposes, depending upon the fair market value of the Options that vest in a given year (as described in Section 2.4 of the Plan), whether the Participant has made a disqualifying disposition (as described in Section X), and other factors. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE TAX LAWS OF OTHER STATES MAY VARY. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION SHARES.

     Exercise.  If this Option qualifies as an incentive stock option under the
     --------
Internal Revenue Code of 1986, as amended (the "Code"), there will be no regular federal income tax liability or Georgia income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Option Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject the Participant to an alternative minimum tax liability in the year of exercise.

     Exercise of Nonqualified Stock Option.  If this Option does not qualify as
     -------------------------------------
an incentive stock option under the Code, there may be a regular federal income tax liability and a Georgia income tax liability upon the exercise of the Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Option Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

     Disposition of Shares.  In the case of a nonqualified option, if Option
     ---------------------
Shares are held for more than one year before disposition, any gain on disposition of the Option Shares will be treated as long-term capital gain for federal and Georgia income tax purposes. In the case of an incentive stock option, if the Option Shares are held for more than one year after the date of exercise and more than two years after the date of grant, any gain on disposition on the Option Shares will be treated as long-term capital gain for federal and Georgia income tax purposes. If Option Shares acquired pursuant to an incentive stock option are disposed of within such one year or two year periods (a "Disqualifying Disposition"), gain on such Disqualifying Disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Option Shares on the date of exercise over the Exercise Price (the "Spread"). Any gain in excess of the Spread shall be treated as capital gain.

                                  SECTION XII
                             NO RIGHT TO EMPLOYMENT

     Nothing in the Plan or this Option Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Affiliate of the Company or limit in any way the right of the Company or any Affiliate of the Company to terminate the Participant's employment or other relationship at any time, with or without cause.

                                  SECTION XIII
                                 INTERPRETATION

      Any dispute regarding the interpretation of this Option Agreement shall be submitted by the Participant or the Company to the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

                                  SECTION XIV
                                ENTIRE AGREEMENT

     This Option Agreement and the Plan constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to the subject matter hereof. The Participant acknowledges and agrees that except as otherwise evidenced by written agreement(s) between the Company and the Participant signed by both parties, the Participant currently has no interest, claim or right in any securities of the Company, except as set forth in this Option Agreement.

                                   SECTION XV
                                 GOVERNING LAW

     This option grant shall be governed by the laws of the State of Georgia.

                                    VIDEO DISPLAY CORPORATION


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                           PARTICIPANT ACKNOWLEDGMENT

     I have read the above Incentive Stock Option Agreement and the Video Display Corporation 1996 Stock Option Plan ("Plan") and hereby accept the above Option to purchase shares of the common stock of the Company in accordance with and subject to the terms and conditions of the Incentive Stock Option Agreement and the Plan with which I am familiar and I agree to be bound thereby. I further understand that (i) any rule, regulation and determination, including interpretation by the Committee regarding the Plan, the Options granted thereunder and the exercise thereof shall be final and conclusive for all purposes and on all persons including the Company and myself; and (ii) the grant of this Option shall not affect in any way the Company and/or its Affiliate's right to terminate my employment or constitute an agreement by me to remain in the employ of the Company or any Affiliate for any specified term.



                                    ------------------------------------------
                                    PARTICIPANT

                                    ------------------------------------------
                                    Acceptance Date